Exhibit 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Lincoln Benefit Life Company on Form S-1 of our report dated February 19, 1999, relating to the consolidated financial statements and financial statement schedule of Lincoln Benefit Life Company appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
September 23, 1999